Exhibit 99.1

Chemed Corporation Announces Two-for-One Stock Split

    CINCINNATI--(BUSINESS WIRE)--March 14, 2005--Chemed Corporation ("Chemed") (NYSE:CHE) today announced that its Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend to shareholders of record at the close of business on April 22, 2005. Chemed shareholders will receive one additional share for each share held on that date. This stock split will not change the proportionate interest a shareholder maintains in the company. The additional shares will be distributed by direct registration on or after May 11, 2005.
    Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries: VITAS Healthcare and Roto-Rooter. VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation's leading provider of plumbing and drain cleaning services.
    Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901